Exhibit 10.22(e)

MODIFICATION OF CREDIT AGREEMENT

AND WAIVER

THIS MODIFICATION OF CREDIT AGREEMENT (“Modification”) is made as of the 20th day of December, 2004 (the “Effective Date”), by and between SOUTHTRUST BANK, an Alabama corporation, formerly known as SouthTrust Bank, National Association acting as a Lender and as Administrative Agent and Funding Agent (collectively “Agent”) pursuant to the Credit Agreement (defined below), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as First Union National Bank, a national banking association, acting as a lender, (together, the “Lenders”), and TODHUNTER INTERNATIONAL, INC., a Delaware corporation (the “Borrower”)

W I T N E S S E T H:

WHEREAS, On October 19, 2001, Agent, Lenders and Borrower entered into an Amended and Restated Credit Agreement (as subsequently amended, “Credit Agreement”) in connection with Revolving Loans, Term Loans and Letters of Credit made available by Lenders, and other lenders, to Borrower in an aggregate commitment that is currently of $43,000,000.00; and

WHEREAS, Borrower has requested Agent and Lenders to make certain modifications to the Credit Agreement and to waive compliance with certain covenants in the Credit Agreement; and

WHEREAS, Lenders and Agent are willing to amend the Credit Agreement and to waive such compliance on the terms and conditions set forth in this Modification.

NOW, THEREFORE, in consideration of mutual promises and covenants of this Modification and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lenders, Agent and Borrower agree as follows:

1.             Recitals.  The foregoing recitals are true and correct and by this reference are made a material part of this Modification.  All capitalized terms used herein shall have the meaning ascribed to them in the Credit Agreement unless the context shall require otherwise.

2.             Lenders.  SouthTrust Bank and Wachovia Bank, National Association are the sole Lenders, having received by assignment and mutual agreement the Loan interests of the other lenders heretofore a party to the Credit Agreement as Lenders.  As of the Effective Date hereof, the Credit Percentage of SouthTrust Bank is 55.5556% and the Credit Percentage of Wachovia Bank, National Association is 44.4444%.

3.             Waiver.  Subject to the terms of this Modification, Lenders hereby agree to waive compliance with the provisions of Section 11.03 (Fixed Charge Coverage) and Section 11.05 (Funded Debt to EBITDA) of the Credit Agreement as of the fiscal year ending September 30, 2004 and as of the fiscal quarter ending December 31, 2004.

4.             Minimum Fixed Charge Coverage Ratio.  Figures used in the calculation of the Minimum Fixed Charge Coverage Ratio under Section 11.03 for the fiscal quarters ending March 31, 2005 through September 30, 2005 shall be actual year-to-date numbers.  Commencing with the fiscal quarter ending December 31, 2005, the calculation will be made on a rolling four-quarter basis.  The Minimum Fixed Charge Coverage Ratio for fiscal quarter ending March 31, 2005 shall be 0.75 to 1 and for fiscal quarter ending June 30, 2005 and each fiscal quarter thereafter shall be 1:00 to 1.

5.             Maximum Funded Debt to EBITDA Ratio.  Figures used in the calculation of EBITDA for purposes of the Maximum Funded Debt to EBITDA Ratio under Section 11.05 for the fiscal quarters ending March 31, 2005 through September 30, 2005 shall be year-to-date results annualized, net of federal income taxes.  Commencing with the fiscal quarter ending December 31, 2005, the calculation will be made on a rolling four-quarter basis.  The table in Section 11.05 is replaced in its entirety with the following:

Ratio	For Fiscal Quarter Ending

4:00 to 1	March 31, 2005
3:25 to 1	June 30, 2005
3:25 to 1	September 30, 2005
3:00 to 1	December 31, 2005 and each fiscal quarter thereafter

6.             Maturity.  The maturity date for all Obligations, unless due sooner pursuant to the terms of the Credit Agreement, shall be January 31, 2006.

7.             Pricing.  The pricing grid incorporated into the definition of Applicable Margin in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

Level	Funded Debt/EBITDA	Applicable Margin Revolving Loans			Applicable Margin Term Loans
		Eurodollar Rate	Base Rate	Unused Fee	Eurodollar Rate	Base Rate
IA	< 4.00 and › 3.25	3.00%	1.00%	0.25%	3.50%	1.25%
I	< 3.25 and › 2.50	2.75%	.75%	0.25%	3.25%	1.00%
II	<2.50 and › 2.00	2.25%	0.50%	0.25%	2.75%	0.75%
III	< 2.00 and › 1.50	2.00%	0.25%	0.25%	2.50%	00.50%
IV	< 1.50	1.75%	0.25%	0.25%	2.25	0.50%

As of the Effective Date and until the next recalculation of the Funded Debt to EBITDA Ratio, the Applicable Margin shall be that at Level IA.

8.             Warranty.  Borrower hereby warrants and represents to Lenders that, since June 29, 2004, after giving effect to this Modification, Borrower has been and is in compliance with all provisions of the Credit Agreement and all other Loan Documents and that no Default or Event of Default has occurred thereunder nor has any event occurred or failed to occur which with the passage of time or the giving of notice or both would comprise such a Default or Event of Default.

9.             Ratifications.  Borrower hereby ratifies and confirms each of its obligations and indebtedness under the Credit Agreement and each of the other Loan Documents, as amended hereby, and hereby represents and warrants to Lenders and Agent that Borrower neither has nor claims any defenses, counterclaims or offsets to any such obligations or indebtedness.

10.           Fees.  The effectiveness of this Modification and the amendments and waivers contemplated herein are expressly conditioned upon the payment by Borrower to Agent for the prorata benefit of Lenders an amendment fee of $107,500.00 (based on .25% of the current committed amount ($43,000,000.00)), $47,777.73 of which shall be payable by Agent to Lender Wachovia Bank, and reimbursement by Borrower of Agent for all reasonable attorneys’ fees and expenses incurred in connection with this Modification.

11.           Miscellaneous.

(a)  This agreement shall be governed by and construed in accordance with the laws of the State of Florida.  Paragraph headings used herein are for convenience only and shall not be used to interpret any term hereof.  The Credit Agreement shall continue in full force and effect as modified by this Modification.  In the event the terms of this Modification conflict with the terms of the  Credit Agreement, the terms of this Modification shall control.

(b)  This Modification constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral among the parties hereto with respect to the subject matter hereof, all of which prior agreements, understanding, negotiations and discussions, both written and oral, are merged into this Modification.  All provisions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect as modified by this Modification.  Without limiting the generality of any of the provisions of this Modification, nothing herein or in any instrument or agreement shall be deemed or construed to constitute a novation, satisfaction or refinancing of all or any portion of the Loan or in any manner affect or impair the lien or priority of the Credit Agreement or any of the Loan Documents as amended hereby.

(c)  This Modification may be executed in any number of counterparts with each executed counterpart constituting an original, but altogether constituting but one and the same instrument.

(d)  This Modification shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective heirs, legal representatives, executors, successors and assigns.

12.           RELEASE.  IN CONSIDERATION OF THE ACCOMMODATIONS PROVIDED HEREIN, BORROWER HEREBY UNCONDITIONALLY IRREVOCABLY

AND FOREVER RELEASES, ACQUITS AND DISCHARGES LENDERS AND EACH OF LENDERS’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND COUNSEL FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION THAT ANY OF THEM HAD, NOW HAS OR MAY IN THE FUTURE HAVE AGAINST ANY ONE OR MORE OF THE LENDERS OR ANY ONE OR MORE OF LENDERS’ OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR COUNSEL FOR THE ACTS OR OMISSIONS OF ANY OF THE FOREGOING PARTIES FROM THE BEGINNING OF TIME THROUGH, TO AND INCLUDING THE DATE OF THE EFFECTIVENESS OF THIS MODIFICATION, WHICH RELATED TO ANY CLAIMS ARISING OUT OF OR CONNECTED IN ANY MANNER WITH THE TRANSACTIONS CONTEMPLATED HEREIN OR IN THE CREDIT AGREEMENT AS AMENDED HEREBY OR ANY OTHER LOAN DOCUMENTS AS THE SAME MAY BE AMENDED HEREBY, AS THE CASE MAY BE.

13.           WAIVER OF JURY TRIAL.  BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MODIFICATION OR ANY AGREEMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS’ ENTERING INTO THIS MODIFICATION AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO BORROWER.  FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDERS, NOR THE AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS’ COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  NO REPRESENTATIVE OR AGENT OF LENDERS, NOR AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS’ COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this agreement to be effective as of the day and year set forth above.

WITNESSES:	BORROWER:

TODHUNTER INTERNATIONAL, INC., a Delaware corporation

/s/: William Viggiano	By:	/s/	Ezra Shashoua
	Title:		Executive Vice President & CFO
/s/: Rose Siebeneck

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 20th day of December, 2004 by Ezra Shashoua as EVP & CFO of Todhunter International, Inc., on behalf of the corporation.  He is personally known to me or has produced                          (type of identification) as identification.

/s/:	Jennifer Lubrano-Murphy
Notary Public
State of Florida

/s/:	Jennifer Lubrano-Murphy
(Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:	AGENT:

SOUTHTRUST BANK, an Alabama banking corporation

	By:	/s/	Tom Turnberger
/s/: William Viggiano
/s/: Rose Siebeneck	Title: Vice President

STATE OF FLORIDA	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this 20th day of December, 2004 by Tom Turnberger as Vice President of SouthTrust Bank, on behalf of the bank.  He is personally known to me or has produced                          (type of identification) as identification.

/s/:	Jennifer Lubrano-Murphy
Notary Public
State of Florida

/s/:	Jennifer Lubrano-Murphy
(Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:	LENDERS:

SOUTHTRUST BANK, an Alabama banking corporation

/s/: Willilam Viggiano	By:	/s/	Tom Turnberger
/s/: Rose Siebeneck	Title: Vice President

STATE OF FLORIDA	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this 20th day of December, 2004 by Tom Turnberger as Vice President of SouthTrust Bank, on behalf of the bank.  He is personally known to me or has produced                          (type of identification) as identification.

/s/:	Jennifer Lubrano-Murphy
Notary Public
State of Florida

/s/:	Jennifer Lubrano-Murphy
(Print, Type or Stamp Commissioned Name of Notary Public)
WITNESSES:

WITNESSES:	WACHOVIA BANK, NATIONAL ASSOCIATION

/s/:William Viggiano	By:	/s/	Britt Core
/s/: Rose Siebeneck	Title: Vice President

STATE OF FLORIDA	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this 20th day of December, 2004 by Britt Core as Vice President of Wachovia Bank, National Association, on behalf of the bank.  He/She is personally known to me or has produced                         (type of identification) as identification.

/s/:	Jennifer Lubrano-Murphy
Notary Public
State of Florida

/s/:	Jennifer Lubrano-Murphy
(Print, Type or Stamp Commissioned Name of Notary Public)